UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2011

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APPLE REIT TEN, INC.

(Exact name of registrant as specified in its charter)

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Virginia	333-168971	27-3218228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Ten, Inc. (which is referred to below as the “Company”) is filing this report in accordance with Item 8.01 and Item 9.01 of Form 8-K.

Item 8.01.      Other Events.

On October 6, 2011, the Board of Directors of the Company approved an amendment to the Company’s unit redemption program that changed the way redemption requests are handled in the event the Company does not have sufficient funds to accommodate all redemption requests. Under the terms of the original unit redemption program, if the Company did not have sufficient funds to handle all of the redemption requests, Units would be redeemed on a first come, first-served basis. Pursuant to the amended unit redemption program, if the Company does not have sufficient funds to accommodate all redemption requests, Units will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a shareholder; next pro rata as to redemptions to shareholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to shareholders subject to a mandatory distribution requirement under such shareholder’s IRA; next, pro rata as to shareholders seeking redemption of all Units owned by them who own beneficially or of record fewer than 100 Units; and, finally, pro rata as to all other redemption requests.

The entire revised unit redemption program description is attached hereto as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits.

(d)    Exhibits

99.1    Apple REIT Ten, Inc. Revised Unit Redemption Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc.

By:  /s/ Glade M. Knight

Glade M. Knight, Chief Executive Officer

October 11, 2011